                                                                  Exhibit 10.7



                                   AGREEMENT
                                    BETWEEN

                                   AWARE, INC.
                                  ONE OAK PARK
                               BEDFORD, MA 01734

                                       AND

                                DSC TELECOM L.P.
                                 1000 COlT ROAD
                                PLANO, TX 75075

A. STATEMENT OF GENERAL PURPOSE ..................................  3

B. DEFINITIONS ...................................................  4

C. MARKETING AND SALES ...........................................  6

D. MANUFACTURING .................................................  7

E. PROCUREMENT OF COMPONENTS .....................................  7

F. DESIGN AND DEVELOPMENT OF PRODUCTS: ...........................  7

G. LICENSE: ...................................................... 13

H. ATTACHMENT A- DIVISION OF RESPONSIBILITIES .................... 26

I. ATTACHMENT B- MEDIASPAN SCHEDULE .............................. 28

J. ATTACHMENT C: MINUTES OF ORGANIZATIONAL MEETING ............... 31

K. ATTACHMENT D: PROPRIETARY INFORMATION AGREEMENT ............... 41

L. ATTACHMENT F-. ................................................ 42

M. ATTACHMENT E .................................................. 44

This Agreement is entered into as of the sixth day of March, 1996 by and between AWARE, Inc. (hereinafter referred to as "AWARE") a corporation organized and existing under the laws of Massachusetts, with offices in Bedford, MA and DSC TELECOM L.P. (hereinafter referred to as "DSC"), a Texas limited partnership, with offices in Plano, Texas. Collectively, DSC and AWARE are hereinafter referred to as the "Parties."

                                   WITNESSETH:

WHEREAS, DSC is engaged in the business of providing products and systems for Hybrid Fiber Coax (HFC) telephony and related areas in which telephone and cable television service providers will be supplied with system solutions;

WHEREAS, AWARE is engaged in the business of providing technology, systems designs, hardware designs, software algorithms and implementations for HFC telephony and related areas;

WHEREAS, AWARE agrees to develop proprietary computer software and hardware designs, together with associated documentation, (the "Licensed Product") based on AWARE'S proprietary discrete wavelet multitone (DWMT) modulation technology that will permit integration of DSC's "Mediaspan" next generation digital loop carrier hybrid fiber coax telephony product line (the "DSC Product"), which will be based on DSC's current "Litespan" product line (as hereinafter defined), with certain third party chipsets; and

WHEREAS, Aware wishes to grant, and DSC wishes to obtain a license to manufacture and sell DSC Products that incorporate the Licensed Products;

NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby:, the Parties agree as follows:

A.STATEMENT OF GENERAL PURPOSE
     The purpose of this Agreement is to establish a framework for a working relationship between DSC and AWARE to jointly develop DSC's proposed Mediaspan Hybrid Fiber Coax telephony extension of the Litespan product line.

B. DEFINITIONS

     For the purposes of this Agreement, each of the following words and phrases shall have the meanings; set forth in the adjacent column'

- --------------------------------------------------------------------------------
TERM                DEFINITION
- --------------------------------------------------------------------------------
AWARE Bus           The portion of the coax bank backplane that interconnects
                    the AWARE designed components: RF between CLUH and CST;
                    timing / control between CLUH and CST.
- --------------------------------------------------------------------------------
CBIU                DSC's Coax Bank Interface Unit. This unit is the interface between Litespan common control and the CLUHs in a coax
                    bank.
- --------------------------------------------------------------------------------
CBPS                DSC's Coax Bank Power Supply. This unit produces all the
                    voltages necessary for coax bank operation.
- --------------------------------------------------------------------------------
CBPT                DSC's Coax Bandwidth management, Processor, Timing. This
                    unit distributes the Litespan signal from the CLUR to the
                    channel cards in a CNU-24.
- --------------------------------------------------------------------------------
CLUH                DSC's Coax Line Unit, Head end. This unit is installed in a coax bank and converts the CBIU Litespan signal into an RF signal.
- --------------------------------------------------------------------------------
CLUR                DSC's Coax Line Unit, Remote. This unit is installed in a
                    CNU-24 and converts the RF signal from the HFC network into a CBPT Litespan signal.
- --------------------------------------------------------------------------------
CNUPS               DSC's Coax Network Unit Power Supply. This unit powers the
                    CNU-24.
- --------------------------------------------------------------------------------
CNU-24              DSC's Coax Network Unit, 24 lines. This unit has six slots for standard Litespan channel cards, the 24 assumes using
                    quad line units.
- --------------------------------------------------------------------------------
Coax Bank           DSC's Litespan bank assembly that interfaces with Litespan common control and provides RF modem services. The coax bank houses four types of PCB assemblies: CBIUs, CLUHs, CSTs,
                    CBPSs.
- --------------------------------------------------------------------------------
Chipset             A group of integrated circuits that form the core of the
                    DWMT RF modem. This group of integrated circuits is used
                    one per modem. 1 chipset is used per modem.
- --------------------------------------------------------------------------------
Chipset for CLUH    The DWMT chipsets and associated software utilized in the
                    Coax Bank plug-in modem units (CLUH)
- --------------------------------------------------------------------------------
Chipset for CLUR    The DWMT chipsets and associated software utilized in the
                    CNU-24 plug-in modem unit (CLUR)
- --------------------------------------------------------------------------------
Chipset for CTU     The DWMT chipsets and associated software utilized in the
                    CTU-x units
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
CST                 DSC's Combiner / Splitter and Timing reference. This unit
                    serves two separate functions. (1) It combines the outputs from all the CLUHs into a single bank output signal and
                    splits the received RF signal for distribution to the
                    CLUHRs. (2) It produces the clock references necessary for the CLUHs.
- --------------------------------------------------------------------------------
CTU-2               DSC's Coax Terminal Unit, 2 POTS lines. This is a
                    side-of-house box that passes through broadcast video
                    signals and also provides two lines of telephone service.
- --------------------------------------------------------------------------------
DSC Product         DSC's "Mediaspan" next generation digital loop carrier
                    hybrid fiber coax telephony product line, which will be
                    based on DSC's current "Litespan" product line
- --------------------------------------------------------------------------------
DSC Bus             DSC specific portion of the coax bank or CNU-24 backplane:
                    CBIU to CLUH, CBPS status, CLUR to CBPT
- --------------------------------------------------------------------------------
DWMT                Discrete Wavelet Multi Tone. Aware's proprietary, method
                    that will be used by the Mediaspan RF modems to transport
                    digital data across an HFC network. Each one of hundreds of separate tones, or frequencies, per modem carry a portion of the total digital information between the head-end HDT and remote CTU or CNU. If interference occurs, one or more tones may be deleted without affecting the data carried on the
                    remaining tones.
- --------------------------------------------------------------------------------
Final Fit Hardware  Final fit hardware are PCB assemblies that conform mechanically to the intended production product.
- --------------------------------------------------------------------------------
HFC                 Hybrid Fiber Coax. A transmission plant characterized by a fiber optic distribution / coax feeder topology. This plant is a bus architecture, i.e. all subscribers share access to the transmission media.
- --------------------------------------------------------------------------------
Litespan            A DSC proprietary next generation digital loop carrier
                    (NGDLC) product. Litespan distributes telephony services
                    such as voice and data remotely throughout a service
                    provider's area via fiber optic connected electronic
                    equipment. Litespan's architecture separates common control and services into different bank assemblies. Bank assemblies are metal cages that hold PCB assemblies. References in this
                    Agreement to Litespan include Litespan and all its
                    derivatives including, but not imited to Airspan[trademark],
                    Metrospan and iMTNs. Litespan, Metrospan, and iMTN are
                    registered trademarks of DSC.
- --------------------------------------------------------------------------------
PCB Assemblies      Printed Circuit Board assemblies are electronic units that contain the physical embodiment of a hardware and software design.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
RF Modem            A combination of hardware and software that transports
                    digital data across a coax or HFC network within Radio
                    Frequency (RF) channels. Different modems use different RF channels (frequency division multiplexing) on a shared coax media.
- --------------------------------------------------------------------------------
Unit, System Test   Unit level test evaluates a single hardware PCB assembly or software module. System test evaluates the multiple
                    combination of hardware and/or software.
- --------------------------------------------------------------------------------
Production Quality  A level of design completeness such that all material customer, engineering, marketing and manufacturing
                    requirements are substantially satisfied.
- --------------------------------------------------------------------------------
Mediaspan           The registered DSC trademark that is planned to be used in marketing the DSC Product.
- --------------------------------------------------------------------------------
"LICENSED           AWARE's proprietary computer software and board level
PRODUCT(s)"         hardware designs, together with associated documentation,
                    based on AWARE'S proprietary discrete wavelet multitone
                    (DWMT) modulation technology, that will permit integration of DSC's "Mediaspan" next generation digital loop carrier
                    hybrid fiber coax telephony product line with certain third party chipsets.
- --------------------------------------------------------------------------------
"TRADEMARK(S)"      The trademark "AWARE", WaveTel HFC and such other names or marks as AWARE may use from time to time in connection with the marketing of AWARE'S DWMT technology.
- --------------------------------------------------------------------------------
"FIELD OF USE"      subassemblies, systems and products for data and voice
                    services over HFC networks
- --------------------------------------------------------------------------------
PRIOR MATERIAL      Patents and copyrights (and all applications for the same), trade secrets and other proprietary rights relating to this development effort, designs, documentation, methods,
                    processes, inventions, works and other design, development and manufacturing materials information which are in
                    existence and owned by such party prior to the date of this
                    Agreement all designs, documentation, methods, processes,
                    inventions, works and other design, development and
                    manufacturing materials information which are in existence and owned by such the parties prior to the date of this
                    Agreement.
- --------------------------------------------------------------------------------


C. MARKETING AND SALES

     DSC will have exclusive marketing and sales responsibility for the DSC Product. AWARE will support DSC in its sales and marketing efforts, as reasonably requested, to assist in the successful application of the product in the marketplace. Customer pricing for the DSC Product will be set by DSC. Order entry, manufacturing, and customer service (including technical support) will be provided by DSC.

D.  MANUFACTURING

     DSC will perform the assembly, test, and shipping of the assemblies developed as a result of this Agreement. AWARE will provide expertise during the development of the assemblies. Quality functions regarding the manufactured product, including but not limited to repair and return, will reside with DSC.

E. PROCUREMENT OF COMPONENTS
     This agreement does not provide for the actual procurement of the modem chipset components. Such procurement will be negotiated separately and may be procured by DSC directly from the chip set manufacturer. AWARE will direct the chipset manufacturer to permit direct acquisition of the chipsets.

F. DESIGN AND DEVELOPMENT OF PRODUCTS:

     1. Pre-production Hardware

          AWARE agrees to provide DSC with hardware pre-production assemblies for the coax bank subsystem, CNU-24 and CTU-2 of the DSC Product for the purpose of finalizing the systems level design. Aware expects to provide limited quantities of these pre-production units. Pricing will be determined as requirements are better specified. These assemblies will contain software and chipsets previously developed by AWARE to implement DWMT for HFC telephony and new software to interface AWARE designed DWMT chipsets to DSC's hardware. These assemblies are detailed in Attachment D "Specifications" which will be attached when agreed by the parties.

     2. Production-level Hardware

          AWARE and DSC agree to jointly develop production quality printed circuit board (PCB) assemblies

          In performing the design and development, both hardware and software/firmware, of ASICs and Printed Wiring Board Assemblies AWARE shall use commercially reasonable efforts to comply with any necessary quality requirements including the following if applicable:

          - Bellcore TR-NWT-000078 (Generic Physical Design Requirements for Telecommunications Products and Equipment),
          - Bellcore TR-NWT-000357 (Generic Requirements for Assuring the Reliability of Components Used in Telecommunications Equipment),

          - Bellcore TR-NWT-000179 (Quality System Generic Requirements for Software),
          -    ISO 9001 (Quality Systems-Model for quality assurance in
               design/development, production, installation and servicing),
          -    ISO 9000-3 (Quality Management and Quality Assurance Standards -
               Part 3: Guidelines for the Application of ISO 9000 to the
               Development, Supply and Maintenance of Software),
          -    DSC procedure 003-4000-005 (PWB Design Rules and Guidelines).

          In addition, AWARE is to select parts for design from the DSC Approved Vendor List (AVL). DSC approval must be obtained prior to use of parts that are neither "Q" (qualified) or "S" (Ship-to-Stock) status on the DSC AVL.

     3. Reference designs

          AWARE agrees to provide DSC with hardware reference designs and requisite software for the coax bank, CNU-24 and CTU-2 of the DSC Products. These assemblies contain software and chipsets previously developed by AWARE to implement DWMT for HFC telephony and new software to interface AWARE designed DWMT chipsets to DSC hardware. These assemblies are detailed in Attachment A of this Agreement.

     4. DSC equipment for use by aware

          DSC will install and configure (at DSC's cost) a full Litespan Host Digital Terminal (HDT) with engineering debug capability at AWARE by March 15, 1996. The equipment will be subject to the terms of a Equipment Loan Agreement attached hereto as Attachment F.

     5. System development and integration

          System development and integration will occur in both Petaluma, CA and Bedford, MA. AWARE's development contribution will concentrate on RF modem coax performance and DSC's development contribution will concentrate on telephony system performance. A staged integration plan will be developed mutually by AWARE and DSC.

     6. AWARE support for DSC manufacturing test programs

          AWARE will provide engineering expertise reasonably sufficient for DSC to produce a complete manufacturing test in a timely manner. Commercially reasonable efforts to adhere to design for testability, timely completion of FDS, and participation in design reviews (FDR), LR, and PDR (as specified in Attachment B) will be required of AWARE.

     7. Timetable

          Both parties acknowledge that the milestones set forth in this Agreement and on Attachment B will be attempted on a "commercially reasonable efforts" basis. Failure to meet the milestones on the dates set forth shall not be deemed a breach of this Agreement unless it is the result of substantial abandonment, or redirection of a significant amount of the resources, of the effort by one of the parties. The timetable for the performance of the obligations of the parties hereunder is as shown in Attachment B.

     8. Project milestones

          Major planned project milestones are detailed in Attachment B.

     9. AWARE support activities

          a. Technical Support

             AWARE will provide full support for software developed under this Agreement, including problem corrections consistent with standard telephony equipment industry practices, for four years. Support thus rendered will be limited to incidents directly associated with the maintenance, troubleshooting, diagnostics, and "patching" (software fixes) of DSC Product and LICENSED PRODUCT. Technical Support via telephone will be provided to DSC from Aware 24 hours a day, 7 days a week. Aware will provide, on a regular basis, current after hour technical assistance information to include on-call assignments and a comprehensive escalation list with contact instructions. Such information will be used by DSC CTAC for direct contact with Aware designated employees in the event that any 3rd party answering service or other Aware call out procedures fails to meet DSC response requirements.

         b.  Integretion and Manufacturing Support

             During system integration and after DSC's release to manufacture, AWARE will provide system integration support in the form of consulting services. These will be billed as time and materials (plus reasonable expenses). Reimbursable, travel expenses will be per DSC's corporate travel policy. Senior engineers will be billed at $800/day, engineers at $500/day and engineering technicians at $350/day. Senior engineers have an understanding of system level hardware and software issues. Engineers have an understanding of card level hardware and software issues. Engineering technicians are utilized for card level hardware modifications. Customer support requests at Aware will initially be directed to engineers and, if necessary, re-directed to senior engineers.

         c.  Upgrades and Enhancements

             Subject to DSC's approval, upgrades and enhancements to the LICENSED PRODUCTS will be jointly considered by AWARE and DSC as the need arises. Examples of these include a CNU-24 capable of more than one T1 transport as well as POTS transport, or use of a CLUR-like card in ONU-96 or other upgrades to the CNU-24. Prices and other terms and conditions for such upgrades shall be as mutually agreed by the parties.

         d.  Change Notice

             AWARE will inform DSC in a timely manner of any product hardware or software defects which are reported to AWARE regarding the DSC Product or LICENSED PRODUCTS, or are discovered by AWARE, to enable DSC to perform timely resolution. AWARE will notify DSC of hardware and software changes in the LICENSED PRODUCT initiated by Aware prior to implementation and deployment. Such proposed changes require DSC's approval to the extent that the LICENSED PRODUCT's fit, form, function, performance, safety or reliability will be affected by the change. Aware will provide compatibility, dependency, and user impact analysis for all such changes.

             Aware will provide with all software changes, including patches, a software Icad description document ("release notes") that includes, as appropriate: a list and description of the major features of the release, description of changes to system software and related hardware, man-machine interface information, list of deliverables, resolved and open problems, and installation procedures.

             Aware will provide DSC all documentation regarding user impact of design changes (software/hardware) that affect the operation and maintenance of the LICENSED PRODUCT.

     10. Customer visits

             AWARE will be available for customer visits as reasonably required to assist in technical marketing of the product and to gain a first hand understanding of the customer requirements.

     11. Intellectual property

         a.  Right, Title and Interest

             All right, title and interest in and to all copyrights, patents, trade secrets, trademarks, or other proprietary rights in and to the Licensed Products is and shall remain the sole property of AWARE. DSC shall be the sole owner of the DSC Product subject to Aware's rights in the LICENSED PRODUCTS. In general, intellectual property developed by AWARE or DSC shall be the property of the company that developed it. Each party shall continue to retain sole title to and ownership of all Prior Materials. Each party shall continue to retain sole title to and ownership of all designs, documentation, methods, processes, inventions, works and other design, development and manufacturing materials information which, regardless of creation date, are not related to the development effort which is the subject matter of this Agreement (collectively the "Unrelated Materials"). Except as required for the operation of the Agreement or as authorized by the party owning the same, in writing, all such Prior Materials and all copies thereof shall be returned to the owner upon the termination of this Agreement. Aware will deposit Confidential Materials relating to its Background Materials and all INTELLECTUAL PROPERTY (in the form of, including but not limited to, schematics, bills of material, prototype cards, and source code) developed pursuant to this Agreement with an escrow agent, the terms of the release of the materials to DSC is described in Section 1lb, prior to payment at each Milestone. The parties shall promptly negotiate, in good faith, such escrow agreement, substantially similar to Attachment E: Escrow Agreement, provided however, that DSC shall be the only "Participating User", as defined therein, with respect to the LICENSED PRODUCTS. If no such escrow agreement is negotiated, then the terms and conditions of Attachment E shall apply, with the following modifications - (i) the terms and conditions stated in this Paragraph shall control any conflicting terms and condition in Attachment E,
          (ii) DSC shall be the only Participating User unless otherwise agreed by DSC, (iii) an "Event of Release" includes any event expressly stated in this Agreement, and AWARE's failure to support the product which would otherwise entitle DSC to terminate this Agreement, (iv) AWARE shall be required to appoint a substitute escrow agent under
          Section 10 of Attachment E, and (v)in Section 11 of Appendix C of Attachment E, the requirement that DSC obtain AWARE's prior written consent is deleted, provided that such export or re-export is in compliance with all United States laws.

         b.  Escrow of AWARE Background Materials

          In the event of a proper release of any Confidential Materials under the Escrow Agreement, AWARE grants to DSC, effective upon such release of Confidential Materials, a limited, nontransferable, nonexclusive, worldwide license to use such Confidential Materials to perform AWARE's obligations under this Agreement as if AWARE were still required to perform them, but only as the obligations relate. to customers to whom DSC sells Product under the terms of this Agreement which protect the intellectual property of AWARE. DSC may set-off against its obligation to make royalty payments, expenses incurred to remedy the breach by Aware that caused the release under the Escrow Agreement.

          Purchaser will use all such Confidential Materials released under this
          Section 1lb solely for the purposes contemplated under this Agreement, and Purchaser acknowledges and agrees that title to all such Confidential Materials shall remain with Supplier at all times, and that all such Confidential Materials shall remain confidential and proprietary to AWARE and shall be treated in accordance with Section G.1lb of this Agreement entitled "Confidentiality".

         c.  Ownership

          Except as otherwise provided in this Agreement, intellectual property jointly developed by the Parties will be jointly owned by the Parties, each party owning an undivided one half interest therein. Each party shall have the right to practice the jointly owned intellectual property in any field and to grant rights, licenses and other privileges as the party deems appropriate or necessary. Except as set forth in Paragraph (a) above, neither party shall have any duty to account to the other party with respect to the proceeds of any intellectual property jointly owned by them. Each party shall have such other rights with respect to such jointly owned intellectual property as may be prescribed by applicable law.

         d.  Manufacturing Rights

          In consideration of the funding by DSC to assist in the design and development of the hardware and software necessary for the pre-production units (for assemblies CLUH, CLUR, CTU-2 and CST, as defined in Attachment A), the manufacturing rights for assemblies CLUH, CLUR, CTU-2, and CST shall be owned exclusively by DSC.

         e.  Software Specific to Mediaspan

          Tone management software implemented specifically for the DSC Product, and tone management hardware designs for the CLUH, CTU-2, CLUR and CST will be exclusively owned by DSC.

         f.  DSC Prior Material

          The following, without limiting the generality of subparagraph (a) above, shall be considered DSC Prior Material:

               -    CTU-2 line circuit, power supply and mechanical design
               -    Litespan system architecture and design
               -    CNU-24 backplane and mechanical design
               -    Coax bank backplane, CBIU, CBPS and mechanics

         g.  AWARE Prior Material

          The following, without limiting the generality of subparagraph (a) above, shall be considered AWARE Prior Material:
               -    Analog front-end and RF circuit designs for DWMT modems
               -    Digital designs for DWMT modems
               -    DWMT modem software and all other DWMT technology
               -    Generic tone management software for DWMT modems

     12. CAD Agreements

          All AWARE bills of material (BOM) will be screened and approved by DSC component engineering and loaded into the DSC component database by DSC. All designs will use DSC part numbers or APR numbers.

          AWARE will do the initial layout of the CLUH, CST, CTU-2 and CLUR due to the critical placement and routing requirements of these designs. These initial prototype designs will be fabricated and manufactured either by AWARE or DSC (whichever is more expedient). As the schematics, placement and layouts are created, they will be transferred to DSC CAD by DSC CAD personnel.

     13. Product Validation

          Full PQA and HQA product validation of the designs transferred to DSC CAD, will be performed by DSC. This includes all software functionality, hardware performance and modem RF operation.

          In order for DSC to properly test the complete system, AWARE will provide functional design specifications on all assemblies in a timely manner.

     14.Manufacturing Support Agreement

          AWARE wilt provide engineering expertise sufficient for DSC to produce a complete manufacturing test solution.

G.LICENSE:

     1. License Grant

          a. AWARE hereby grants to DSC the royalty-bearing, non-exclusive licenses:

               1) to make, have made, use, demonstrate, distribute, and sell LICENSED PRODUCTS as integrated into the DSC Products in the FIELD OF USE; and

          2) to use the TRADEMARKS in connection with the marketing and sale of the LICENSED PRODUCTS as integrated into the DSC Products in the FIELD OF USE; and
          3) to copy the computer software, hardware designs and documentation included in the LICENSED PRODUCTS solely for the purpose of the license set forth in sub-paragraph 1) above.

     b. The license granted hereunder shall not be construed to confer any rights upon DSC by implication, estoppel or otherwise, as to any intellectual property not specifically included herein.

2. FEES and ROYALTIES

     For the rights, privileges and license granted hereunder, DSC shall pay AWARE non-recurring engineering fees, license fees and royalties as follows:

    a. Non-Recurring Engineering Fee

     A non-recurring engineering fee of [redact] shall be payable upon the completion of each milestone as shown in the table in section G.2b and in the table in Attachment B

    b. License Fees

     License fees for the license set forth in Section G.1 shall be payable upon execution of this Agreement and upon completion of Milestones 1, 2 and 4, as shown below. Any invoice dated during 1996 and paid prior to execution of this Agreement will be offset against the License fees.

     Milestone           Amount                          Expected Date
                         NRE                License
Agreement Execution                         [redact]         1Q96
        M1                                  [redact]
        M2                                  [redact]         2Q96
        M3               [redact]
        M4               [redact]           [redact]         3Q96
The earlier of M5 or
  90 days after M4       [redact]                            4Q96
The earlier of M6 or
 180 days after M4       [redact]                            1Q97

    c. Royalties

     Royalty payments shall be based upon the quantity of chipsets purchased by DSC or its affiliates, sublicensees, or distributors for use in production of DSC Products and will be calculated as follows:

          For each Chipset utilized by DSC for use in DSC Products, royalties will be paid to AWARE when DSC Products are transferred to DSC Finished Goods or sold (whichever comes first), as shown in the following schedule, continuing for the length of time in which the Chipsets are used in DSC Products:

Item                  Royalties per Chipset purchased
                      (by year)
                      1997-1998                         1999       2000       2001       Thereafter
Chipsets for CLUH     [redact]                          [redact]   [redact]   [redact]   [redact]
Chipsets for CLUR     [redact]                          [redact]   [redact]   [redact]   [redact]
Chipsets for CTU      [redact]                          [redact]   [redact]   [redact]   [redact]

          The royalties will be reported on a monthly basis to AWARE and payments will be made net thirty (30) days following the end of the month for which royalties are due.

    d. Payments

     Except as otherwise provided herein, all DSC payments must be invoiced by AWARE in US dollars. DSC will pay AWARE in US dollars no later than thirty
     (30) days from the invoice date.

    e. Reports and Accounting

     DSC shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to AWARE hereunder. Said books of account shall be kept at DSC's principal place of business or the principal place of business of the appropriated division of DSC to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for one (1) year following the end of the calendar year to which they pertain to the inspection of AWARE or its agents of the purpose of verifying DSC's royalty statement or compliance in other respects with this Agreement. Records of any year may be inspected given reasonable notice and only once. The results of such inspection shall be provided promptly to DSC. If the agreed results of such inspection show that DSC has under paid AWARE by ten percent (10%) or more, then DSC shall pay AWARE such underpayment and pay the reasonable cost of such audit, and to allow an inspection of the records of the prior three (3) years. If the agreed results of such inspection show that DSC has over paid AWARE by ten percent (10%) or more, then Aware shall reimburse DSC such overpayment. All records to be inspected shall be kept confidential pursuant to the NDA.

     1) DSC, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to AWARE true and accurate reports, giving such particulars of the business conducted by DSC during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

               a.   descriptions of DSC Products integrating LICENSED PRODUCTS;

               b. number of DSC Products integrating LICENSED PRODUCTS sold by or for DSC;

               c.   total royalties due.

     2) With each such report submitted, DSC shall pay to AWARE the royalties due and payable under this Agreement. If no royalties shall be due, DSC shall so report.

    f. Late Payments

     The royalty payments set forth in this Agreement on amounts due under Paragraph G2 shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose AWARE from exercising any other rights it may have as a consequence of the lateness of any payment.

    g. Most Favored Prices

     AWARE agrees that if, during the term of this Agreement, the prices, discounts, non-recurring engineering fees, license fees, and/or royalty rates for the same or substantially similar services, licenses, or products, or other terms offered by AWARE to DSC are or become less favorable than those given by AWARE to any other customer purchasing the same or substantially similar services, licenses, and or products in the FIELD OF USE in similar or lesser quantities and under similar terms, AWARE shall immediately provide such prices, discounts and other terms to DSC.

3. AWARE REPRESENTATIONS AND WARRANTIES

    a. Rights

     AWARE represents and warrants that it owns the LICENSED PRODUCTS or otherwise has the right to grant the LICENSES granted hereunder.

    b. Warranty

     AWARE warrants that the designs developed by AWARE under this Agreement will perform substantially in accordance with jointly written and agreed performance specifications, as developed pursuant to Attachment B. AWARE warrants that it will perform all services under this Agreement in a skillful and workmanlike manner.

    c. LIMITATIONS OF WARRANTY

     EXCEPT AS EXPRESSLY SET FORTH ABOVE, AWARE MAKES NO WARRANTY WITH RESPECT TO THE LICENSED PRODUCTS, THE PERFORMANCE OF SERVICES HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE LICENSED PRODUCTS ARE PROVIDED TO DSC "AS IS." AWARE MAKES NO OTHER WARRANTIES WHETHER EXPRESS, IMPLIED OR ARISING BY CUSTOM OR TRADE USAGE, AND SPECIFICALLY DISCLAIMS OTHER WARRANTIES OF TITLE, NON INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4. COPYRIGHT

     DSC acknowledges that title to the LICENSED PRODUCTS (including copyright) shall remain with AWARE and that any copies of the LICENSED PRODUCTS and related documentation, or portions thereof, made by DSC shall include an AWARE copyright notice thereon the following form: "Copyright 199-, AWARE, Inc. All Rights Reserved". DSC shall also affix such other notices as AWARE may reasonably require from time to time, including trademark, patent, and government restricted rights notices. All notices shall be affixed to all copies or portions thereof in such manner and location as to give reasonable notice of AWARE's claim of copyright. DSC shall at all times hereafter protect the LICENSED PRODUCTS, and all related technical information, data and materials supplied by AWARE, from transfer using measures at least as strong as those used by DSC in protecting its own proprietary software.

5. TRADEMARK and GOODWILL

     DSC agrees that it is critical that the goodwill associated with the TRADEMARK(s) be protected and, toward this end, DSC shall not during the term of this Agreement or thereafter: apply to register or maintain any application or registration of the TRADEMARK(s) or any other mark confusingly similar thereto in any jurisdiction, domestic or foreign; use any colorable imitation of any of the TRADEMARK(s). or any variant form including variant design forms, logos, colors, or type styles of the TRADEMARK(s) not specifically approved by AWARE; misuse the TRADEMARK(s); take any action that would bring the TRADEMARKS(s) into public disrepute; use the TRADEMARK(s), or any mark or name confusingly similar thereto, in its corporate or trade name; or take any action that would tend to destroy or diminish the goodwill in the TRADEMARK(s). All use by DSC of the TRADEMARK(s) shall inure to the benefit of AWARE.

     DSC agrees to reasonably cooperate with AWARE in securing and maintaining the goodwill of AWARE in the TRADEMARK(s).

     All LICENSED PRODUCTS shall be designed and manufactured to the quality standard inherent in DSC's product portfolio.

     DSC agrees that it shall mark the LICENSED PRODUCTS to indicate the rights of AWARE in the TRADEMARK(s), including registration status of the TRADEMARK(s) and that the products are manufactured pursuant to a license.

     AWARE agrees to maintain the goodwill of DSC.

     Neither party will take any action which may destroy or diminish the goodwill of the other.

6. INFRINGEMENT AND INDEMNITIES

    a. Indemnity

     AWARE will defend, at its own expense, and hold DSC harmless from any action brought against DSC to the extent that it is based on a claim that any PROGRAMS, DESIGNS, COPYRIGHTS, PATENTS, or TRADEMARKS supplied by AWARE pursuant to this Agreement constitutes a direct infringement of a patent issued prior to the execution of this Agreement, copyright or trademark, or intellectual property right of a third party. AWARE will pay all damages and costs finally awarded against DSC in such action which are attributable to such actions provided that AWARE is promptly informed in writing and furnished a copy of each communication, notice, or any other action and provided that DSC does not make any admissions against AWARE's interest relating to the alleged infringement and is given authority, information, and assistance at AWARE's expense necessary to defend or settle such claim. AWARE shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. DSC shall cooperate fully with AWARE in the defense, settlement or compromise of any such action. Prior to DSC's requesting that AWARE honor its defense and hold harmless obligations described above, DSC shall make a reasonable, good-faith effort, with AWARE's advice and consultation, to determine the actual basis of the claim, that is, whether or not AWARE has liability under this Paragraph, subject to the limitations in this Paragraph. DSC shall bear its own costs prior to making such determination. If DSC determines that the actual basis of the claim is not substantially based upon matters for which AWARE is required to defend and hold harmless DSC, then DSC shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, and AWARE shall cooperate fully with DSC in the defense, settlement or compromise of any such action. DSC and AWARE shall bear damages and costs in proportion to their respective liability for such claims. Should the PROGRAMS, DESIGNS, COPYRIGHTS, PATENTS, or TRADEMARKS become, or in AWARE's opinion be likely to become, the subject of a claim of infringement of a patent, copyright or trademark, or intellectual property right of a third party, then AWARE may, at its sole option, either procure for DSC the right to use such PROGRAMS, DESIGNS, COPYRIGHTS, PATENTS, or TRADEMARKS free of any liability for infringement; or replace or modify such PROGRAMS, DESIGNS, COPYRIGHTS, PATENTS, or TRADEMARKS so that they become noninfringing, but functionally and cost equivalent. Notwithstanding any language to the contrary in this Paragraph, AWARE shall have no liability to DSC under this Paragraph to the extent that any infringement or claim thereof is based upon AWARE's compliance with designs, specifications or instructions provided by DSC.

     THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF AWARE AND THE SOLE AND EXCLUSIVE REMEDIES OF DSC TO THIS AGREEMENT FOR PATENT, COPYRIGHT, TRADEMARK INFRINGEMENT OR INTELLECTUAL PROPERTY RIGHT INFRINGEMENT, AND IS IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, IN REGARD THERETO.

    b. Notification

     Each of AWARE and DSC agrees to notify the other promptly in writing when it learns of any patents, copyrights or other proprietary rights belonging to third parties which are allegedly being infringed by the manufacture, use, sale or other disposition of products licensed under this Agreement.

    c. Rights

     In the event AWARE is unable or unwilling to provide the indemnity indicated in Paragraph(a) above, DSC shall have the right to offset royalties otherwise payable under this Agreement against costs incurred by DSC in defending any claim or suit of the type specified in (a) and/or in the settlement thereof or the payment of any judgment or award or royalty arrangement to a third party resulting therefrom. Any funds remaining in such escrow on the completion of all claims and action and the payments of all expenses, award and the like resulting therefrom shall be promptly paid to AWARE. To the extent DSC is at any time obligated to pay royalties for the continued right to sell products licensed under this Agreement as a result of infringement of third party intellectual property rights based on the manufacture, use or sale by DSC of hardware or software developed and/or provided by AWARE under this Agreement, DSC shall have the right to deduct from the royalties payable by DSC to AWARE under this Agreement any amounts so paid by DSC.

    d. Indemnification

     Each Party ("Indemnifying Party") hereby indemnifies and holds the other Party ("Indemnified Party"), its directors, of-ricers, agents, and employees harmless against any and all claims, actions, damages, liabilities, or expenses, including reasonable attorney's fees and other legal costs for injury to or death of any person, and for loss of or damage to any and all property arising out of the negligent or willful wrongful acts or omissions of the Indemnifying Party, its employees, agents, subcontractors, or representatives.

    e. Limitation of Liability

     IN NO EVENT SHALL EITHER PARTY OR ITS THIRD PARTY LICENSORS OR SUPPLIERS BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, LOSS OF DATA, LOSS OF USE, LOSS OF PROFITS OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF SUCH PARTY OR ITS THIRD PARTY LICENSORS OR SUPPLIERS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO SUIT OR ACTION SHALL BE BROUGHT AGAINST ONE PARTY BY THE OTHER MORE THAN ONE YEAR AFTER THE RELATED CAUSE OF ACTION HAS ACCRUED, OR IN THE CASE OF AN INDEMNIFIABLE CLAIM MORE THAN ONE YEAR AFTER RECEIPT OF NOTICE OF THE CLAIM. EXCEPT FOR INDEMNIFIED MATTERS, IN NO EVENT SHALL THE LIABILITY OF AWARE TO DSC, WHETHER ARISING IN TORT, CONTRACT, OR OTHERWISE, FOR ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THE LICENSED PRODUCTS OR THIS AGREEMENT, EXCEED THE FEES AND ROYALTIES PAID BY DSC TO AWARE UNDER THIS AGREEMENT.

7. PRODUCT LIABILITY

     Subject to the indemnity stated in Paragraph G6, DSC shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold AWARE, its officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale use, lease, consumption or advertisement of the LICENSED PRODUCT(s) by DSC.

8. ASSIGNMENT

     This Agreement shall not be assignable by either party without the prior written consent of the other party and any attempt to do so shall be void. Notwithstanding the preceding sentence, DSC may market and/or distribute the LICENSED PRODUCTS utilizing affiliated companies and other distributors, and may sublicense DSC's rights hereunder which are reasonably required for such marketing and distribution to such affiliated companies or distributors, without the requirement for such consent. Not withstanding the foregoing, AWARE or DSC may assign the Agreement, to a wholly owned affiliate, and AWARE may assign this Agreement without restriction after completion of development of the LICENSED PRODUCTS, provided that AWARE shall not transfer any proprietary information of DSC to any competitor of DSC in connection with such assignment.

9. TERMINATION

    a. DSC Failure to make payment

     Should DSC fail to make any payment whatsoever due and payable to AWARE hereunder unless contested in good faith, this Agreement shall terminate effective on thirty (30) days' notice, unless DSC shall make all such payments to AWARE within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if DSC shall not have made all such payments to AWARE, the rights, privileges and license granted hereunder shall automatically terminate.

    b. Material Breach

     Upon any material breach or default of this Agreement by Aware or DSC, other than that set out in Paragraph (a) above, this Agreement and the rights, privileges and license granted hereunder shall terminate effective ninety (90) days after notice from one party to the other, unless the other shall have cured any such material breach or default prior to the expiration of the ninety (90) day period. A termination by DSC for convenience as described by paragraph 10c below shall not be considered a Material breach under this paragraph 10b.

    c. Termination by DSC for Convenience

     If DSC substantially abandons or redirects a significant amount of its resources and such abandonment or redirection causes a delay in the milestone schedule set forth on Attachment B, DSC shall pay Aware the NRE and license payments that would have been due for the current Milestone in process and all subsequent Milestones in complete satisfaction of its obligations to Aware.

    d. Change of Control

     Prior to completion of the development of the LICENSED PRODUCTS, DSC may terminate this Agreement without liability in the event that AWARE is acquired by, merged into, or sells more than 25% of any class of its stock to an entity that competes with DSC or could materially harm DSC through the inside information gained through the acquisition of AWARE. Prior to the completion of any such merger or acquisition, AWARE agrees to return all information, material, and DSC furnished or owned equipment. Upon such termination the license granted pursuant to Section G of this Agreement shall terminate, and DSC shall have no further right to make, have made, use, sell, copy, market or distribute DSC Products that integrate the LICENSED PRODUCTS. DSC's obligation to pay royalties shall survive any such termination.

    e. Effect of Termination

     Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination, nor shall such termination affect the rights of DSC customers of the LICENSED PRODUCTS who have purchased such LICENSED PRODUCTS prior to such termination nor shall such termination effect the rights of DSC to provide service and support to DSC customers who had purchased such LICENSED PRODUCTS prior to such termination. Upon such termination the license granted pursuant to Section G of this Agreement shall terminate, and DSC shall have no further right to make, have made, use, sell, copy, market or distribute DSC Products that integrate the LICENSED PRODUCTS. DSC's obligation to pay royalties shall survive any such termination.

10. PAYMENT, NOTICES, AND OTHER COMMUNICATIONS

     Any payments, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designated by written notice given to the other party;

In the case of AWARE:

AWARE, Inc.
One Oak Park
Bedford, MA 01730-1413
Attn: James C. Bender

In the case of DSC:

Invoices:                                          Other matters:

DSC Communications Corporation                     DSC Communications
Corporation
1000 Coit Road                                     1000 Coit Road
Plano, TX 75075                                    Plano, TX 75075
Attn: Accounts Payable                             Attn: Legal Department


11.MISCELLANEOUS PROVISIONS

    a. Applicable Laws

     This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Texas, without regard to its choice of laws rules, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

    b. Confidentiality

     All information exchanged between the parties under this Agreement, whether pre-existing or developed under this Agreement, shall come under, and shall be treated in accordance with, the terms and conditions of the Proprietary Information Agreement between DSC Communications Corporation and AWARE, dated March 17, 1995, and such Proprietary Information Agreement may, from time to time, be amended or extended. A copy of the Proprietary Information Agreement forms Attachment D to this Agreement. Notwithstanding the foregoing, or any language in such Proprietary Information Agreement to the contrary, for the purpose of exchanging information under this Agreement,
     (i) termination of such Proprietary Information Agreement shall only be coterminous with this Agreement, but termination of such Proprietary Information Agreement for other purposes shall be pursuant to such Proprietary Information Agreement, (ii) Proprietary Information (as defined in the Proprietary Information Agreement) exchanged in connection with the present Agreement or the discussion associated with this Agreement, may be used by the Recipient thereof for, and only for, Recipient's performance under the present Agreement or such discussion, and (iii) the period of years in Section 5 of the Proprietary Information Agreement shall be five (5) years as applied to the Proprietary Information exchanged in connection with the present Agreement or such associated discussions. The source code component of the LICENSED PRODUCTS is and shall remain a proprietary trade secret of AWARE. DSC shall hold any such source code in its possession in strict confidence, notwithstanding the expiration or termination of this Agreement or the Proprietary Information Agreement.

    c. No Publicity

     Neither party shall use the name of the other party in any news release, public announcement, advertisement, or general publicity without the prior, written consent of such other party. Notwithstanding the foregoing, AWARE may use the name of DSC in connection with any offering of the securities of AWARE or, as may be required by law or regulation or for the purpose of borrowing capital from a financial institution.

    d. Entire Agreement

     The parties hereto acknowledge that this Agreement, and the Attachments hereto, set forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

    e. Validity

     No provision of the Agreement is intended to conflict with any law, and the provisions should be construed in a manner that will uphold their validity. In the event that any provision is found to be contrary to any law, it shall be deemed unenforceable, and the parties or the court shall substitute a lawful provision in its place which is equitable and which, to the extent possible, reflects the original intent of the parties. Unless it would be inequitable to so, all other provisions of the Agreement shall remain in full force and effect.

    f. Waiver of Rights

     The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

    g. Relationship of the Parties

     It is expressly understood that, except as otherwise provided herein, DSC, on the one hand, and AWARE, on the other hand, do not intend to undertake the relationship of principal and agent, or to create a joint venture or partnership between them or their respective successors in interests, but are and remain independent contractors. Except as otherwise provided herein, neither DSC, on the one hand, nor AWARE, on the other hand, shall have any authority to create or assume, in the name of or on behalf of the other party, any obligation, express or implied, nor to act or purport to act as the agent or the legally empowered representative of the other party hereto for any purpose whatsoever.

    h. Expenses

     Except as stated in this Agreement, any and all costs, expenses, or liability to either AWARE or DSC caused by or arising out of this Agreement shall be borne by such party separately and individually, and neither party shall be liable or obligated to the other for any such costs, expenses, or liability, except to the extent that such costs, expenses, or liability are reimbursed, paid, or provided for under a subcontract, if any, entered into between the parties.

    i. Source Code Escrow

     The parties agree to negotiate in good faith to establish a source code escrow agreement with respect to the LICENSED PRODUCTS within a reasonable time after execution of this Agreement.

In WITNESS WHEREOF, the parties duly execute this Agreement the day and year set forth below.

DSC TELECOM L.P.                            AWARE, INC.


By: /s/ Scott Smith                         By: /s/ James C. Bender
- --------------------                        ------------------------------
       for
Name: Dave Ehreth                           Name: James C. Bender

Title: VP of Finance                        Title: Chief Executive Officer
       -------------                        ------------------------------
Date: 3/6/96                                Date: March 6, 1996
      --------------                              ------------------------